UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2022

PLANET GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36-10 Union Street, 2nd Floor

Flushing, NY 11345

(Address of Principal Executive Offices, and Zip Code)

(718) 799-0380

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2022, at the Annual Meeting of Planet Green Holdings Corp. (the “Company”), stockholders elected Bin Zhou, Lili Hu, Luojie Pu, King Fai Leung and Yang Cao to serve as directors of the Company for one-year terms, expiring at the Company’s 2023 annual meeting. As of August 25, 2022, Chao Chen is no longer a member of the board of directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2022, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation (as amended, the “Charter”) with the Secretary of State of the State of Nevada to increase the total number of shares of all classes of stock which the Company has authority to issue to 1,100,000,000 consisting of (a) 1,000,000,000 shares of common stock, par value $0.001 per share, and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 25, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement filed with the Securities and Exchange Commission on July 12, 2022 (the “Proxy Statement”).

As of June 28, 2022 (the “Record Date”), there were 60,081,930 shares of common stock, par value $0.001 per share, of the Company issued and outstanding. At the Annual Meeting, there were 42,814,844 shares voted, either in person or by proxy, and each of the proposals were approved by the stockholders. The final voting results for each matter submitted to the stockholders at the Annual Meeting are as follows:

1.	The Director Election Proposal-- To elect each of the five (5) directors identified herein to the Company’s board of directors, with such directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified:

Election of Directors	For	Withheld
Bin Zhou	40,459,853	21,785
Lili Hu	40,459,853	21,784
Luojie Pu	40,466,052	15,586
King Fai Leung	40,376,798	104,840
Yang Cao	40,376,813	104,825

2.	Authorized Capital Increase Proposal-- to approve and adopt a proposal for amendment to the Company’s articles of incorporation to increase the total number of shares of all classes of stock which the Company has authority to issue to 1,100,000,000 consisting of (a) 1,000,000,000 shares of common stock, par value $0.001 per share, and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.

Votes For	Votes Against	Abstentions
40,345,174	133,913	2,551

3.	The Auditor Ratification Proposal-- To ratify the appointment of WWW, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstentions
42,775,646	13,432	25,766

4.	The Adjournment Proposal-- to approve the proposal to authorize the adjournment the Annual Meeting to a later date in order to obtain sufficient votes to approve the foregoing proposals if there are not sufficient votes to approve such proposals:

Votes For	Votes Against	Abstentions
42,590,625	207,148	17,071

Although this proposal received sufficient votes to be approved, as a result of the approval of each of the foregoing proposals, the adjournment of the Annual Meeting was determined not to be necessary or appropriate.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer

Date: August 30, 2022

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